                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Urologix, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                                Urologix, Inc.
                        14405 Twenty-First Avenue North
                         Minneapolis, Minnesota 55447


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               November 6, 2001


     Notice is hereby given that the Annual Meeting of Shareholders of Urologix, Inc. will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on Tuesday, November 6, 2001 at 3:30 p.m., local time, for the following purposes:

     1. To elect two directors to hold office for a term of three years or until their respective successors have been elected.

     2. To amend the Company's Amended and Restated 1991 Stock Option Plan to increase the number of shares authorized for issuance under the Plan, to increase the number of options granted to non-employee directors under the Plan, and to extend the term of the Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed September 28, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors,

                           /s/ Christopher R. Geyen

                        Christopher R. Geyen, Secretary



Minneapolis, Minnesota
October 4, 2001

To ensure your representation at the Annual Meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire. This proxy is solicited on behalf of the Board of Directors of the Company.

                                Urologix, Inc.
                        14405 Twenty-First Avenue North
                         Minneapolis, Minnesota 55447


                                PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Urologix, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on November 6, 2001 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 14405 Twenty-First Avenue North, Minneapolis, Minnesota 55447, and its telephone number is (763) 475-1400. The mailing of this proxy statement to shareholders of the Company commenced on or about October 9, 2001.

     The total number of shares outstanding and entitled to vote at the meeting as of September 28, 2001 consisted of 13,688,927 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on September 28, 2001 will be entitled to vote at the meeting. A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                AND MANAGEMENT

     The following table includes information as of September 1, 2001, except as noted, concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold five percent or more of the common stock of the Company, (ii) each of the directors of the Company and nominees to the Board of the Company, (iii) each of the Named Executive Officers of the Company and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

Name and Address of                           Number of Shares                  Percentage
of Beneficial Owner                         Beneficially Owned(1)            Beneficially Owned
-------------------                         ---------------------            ------------------
Waddell & Reed Financial, Inc.                  1,686,300(2)                       12.4%
6300 Lamar Avenue
Overland Park, KS 66202

EDAP TMS S.A.                                   1,365,000                           9.9%
4-6 Rue du Dauphine
69120 Vaulx-en-Velin, FRANCE

Dimensional Fund Advisors Inc.                    822,000(3)                        6.0%
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA  90401-1038

Mitchell Dann                                     467,357(4)                        3.4%

Susan Bartlett Foote                               15,000                              *

Bobby I. Griffin                                   20,000                              *

Paul A. LaViolette                                 20,000                              *

Richard A. Randall                                 21,383                              *

Michael M. Selzer, Jr.                            322,108                           2.3%

Eric J. Simon                                       1,500(5)                           *

David C. Utz, M.D.                                 42,286                              *

Ronald A. Blasewitz                               128,125                              *

Kirsten Doerfert                                   42,491                              *

Christopher R. Geyen                               35,204                              *

David A. Montecalvo                                 9,056                              *

David J. Talen                                     14,060                              *

All current directors and executive officers    1,138,570                           8.0%
   as a group (13 persons)

__________________________________
*  Indicates ownership of less than one percent.

(1) Includes options to purchase the following number of shares, which are or will become exercisable within 60 days of September 1, 2001: Mr. Dann, 20,000 shares; Ms. Bartlett Foote, 15,000 shares; Mr. Griffin, 15,000 shares; Mr. LaViolette, 20,000 shares; Mr. Randall, 10,000 shares; Mr. Simon, 1,500 shares; Mr. Selzer, 252,491shares; Dr. Utz, 38,546 shares; Mr. Blasewitz, 128,125 shares; Ms. Doerfert, 39,844 shares; Mr. Geyen, 33,733 shares; Mr. Montecalvo, 7,291 shares; Mr. Talen, 14,060 shares; and all directors and executive officers as a group, 595,590 shares.
(2) Based on the Form 13G filed with the Securities and Exchange Commission by Waddell Reed Financial, Inc. on September 7, 2001.
(3) Based on the Form 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. on February 2, 2001.
(4) Includes 10,358 shares owned by M. Dann & Co. Profit Sharing Trust and 11,000 shares owned by a trust for the benefit of family members.
(5) Excludes shares owned by EDAP TMS S.A. Mr. Simon is the Chief Executive Officer of EDAP TMS S.A. Mr. Simon disclaims beneficial ownership of shares held by EDAP TMS S.A. See "Election of Directors" and "Certain Transactions" below.



                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Pursuant to the terms of the Amended and Restated Articles of Incorporation of the Company, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years.
Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office. The terms of Messrs. Griffin and Selzer expire at the Annual Meeting of Shareholders on November 6, 2001. The terms of Mr. Dann, Ms. Foote and Dr. Utz expire at the Annual Meeting of Shareholders following fiscal 2002 and the terms of Mr. LaViolette, Mr. Randall and Mr. Simon expire at the Annual Meeting of Shareholders following fiscal year 2003.

     Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2004 or until their successors are elected. The Board of Directors has nominated for election Mr. Griffin and Mr. Selzer, each of whom is currently a director and was previously elected by the shareholders.

     It is intended that proxies will be voted for the named nominees. The Board of Directors believes that the nominees named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names and biographical information concerning each nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominees and directors.

Name and Age                          Principal Occupation and Other Directorships
------------                          --------------------------------------------

Nominees proposed for election for term expiring at the Annual Meeting following fiscal 2004:
Bobby I. Griffin (64)...............  Mr. Griffin has served as a director of the Company since November 1998.  From 1973 until his retirement in
                                      1998, Mr. Griffin held various positions with Medtronic
                                      Inc., a medical device manufacturer.  From 1986 to 1998
                                      he served as Executive Vice President of Medtronic Inc.
                                      and from 1991 to 1998 Mr. Griffin served as President of
                                      the Medtronic Pacing Business.  Mr. Griffin is also a
                                      director of MTS Systems Corporation, a manufacturer of
                                      testing and simulation equipment and Lutheran Brotherhood
                                      Corporation, a fraternal life insurance and investment
                                      products company.

Michael M. Selzer, Jr. (49).........  Mr. Selzer has served as a director of the Company since
                                      January 1999, when he joined the Company as President and
                                      Chief Executive Officer.  From 1994 to 1998, Mr. Selzer served as Vice President and General Manager of the Neurostimulation
                                      Business of Medtronic, Inc., a medical device manufacturer.
                                      From 1987 to 1994, Mr. Selzer served as a Vice President of
                                      Medtronic in various general management roles with its micro electronics subsidiary, battery operation, biomaterials
                                      development group and animal research facility.  Mr. Selzer is also a director of Cyberoptics Corporation, a manufacturer of semiconductor equipment and MedAmicus, Inc., a medical device manufacturer.

Directors serving continuing terms:

Mitchell Dann (41)..................  Mr. Dann was a co-founder of the Company, has served as a director since its inception in 1991 and served as acting
                                      President from June 1993 to January 1994 and from October 1998 to January 1999.  He became Chairman of the Board in March 1993.
                                      Mr. Dann is the founder and Principal of Sapient Capital Management,
                                      LLC, a healthcare venture capital firm.  Previously, Mr. Dann was
                                      President of M. Dann & Co., Inc., a venture capital advisory firm.
                                      Prior to M. Dann & Co., Mr. Dann co-founded and held the position of
                                      Managing Partner at IAI Venture Capital Group, the venture capital division of Investment Advisers, Inc.

Susan Bartlett Foote (55)...........  Ms. Foote has served as a director of the Company since March 1999.
                                      She has been an Associate Professor and Division Head of the Division
                                      of Health Services Research and Policy at the University of Minnesota
                                      since July 1999.  From 1996 until July 1999, Ms. Foote was the
                                      President of Public Policy Partners, a health care policy development and lobbying organization located in Washington, D.C., which she founded.
                                      From 1995 to 1996, Ms. Foote was Senior Vice President of APCO Associates,
                                      Inc., a public affairs firm, and a partner of the Washington office of the law firm of Dorsey & Whitney, LLP.  Prior to that, Ms. Foote was a
                                      Senior Health Policy Analyst for the Office of United States Senator Dave
                                      Durenberger.

Paul A. LaViolette (44).............  Mr. LaViolette has served as a director of the Company since April
                                      1996.  Mr. LaViolette is a Senior Vice President and Group President
                                      of Cardiovascular Businesses for Boston Scientific Corporation and
                                      President of SciMed Life Systems, Inc.  He joined Boston Scientific
                                      Corporation in 1994 as President of International, and in 1995 he
                                      became Group President for the Nonvascular Businesses.  In October
                                      1998, he became President of International.  In February 2000, he was appointed Group President. Previously, Mr. LaViolette was with C. R. Bard for ten years, where he served as President of Bard's
                                      USCI Division from 1993 to 1994 and its USCI Angioplasty Division from 1991 to 1993.  Before that time, he held several other marketing positions at Bard between 1984 and 1991.

Richard A. Randall (49).............  Mr. Randall has served as a director of the Company since May 2000.
                                      He was most recently with Innovasive Devices, Inc., a manufacturer of surgical devices and instrumentation, where he was President and
                                      Chief Executive Officer, as well as a member of the Company's Board of Directors from 1994 to 2000.  Prior to joining Innovasive, from
                                      1989 to 1994, he was President, Chief Executive Officer and Chairman
                                      of Target Therapeutics, Inc., a medical device manufacturer.

Eric J. Simon (40)..................  Mr. Simon has served as a director of the Company since October 2000.
                                      Mr. Simon is the Chief Executive Officer of EDAP TMS S.A.  Mr. Simon
                                      joined EDAP TMS S.A. in 1992 as Chief Financial Officer, became a member of the Executive Board of EDAP TMS S.A. in October 1993, Chief
                                      Financial Officer of EDAP TMS S.A. in 1996 and Chief Executive Officer
                                      of EDAP TMS S.A. in March 1998.  Previously, Mr. Simon was International
                                      Finance Manager for Bouygues from 1985 to 1987, Head of Corporate
                                      Investment Banking at Tuffier, Ravier, Py, a French stockbroker, from
                                      1987 to 1990, and Head of Operations and Futures at EIFB, a subsidiary of the Union Europeenne du CIC, a French credit institution, from 1990 to 1992.

David C. Utz, M.D. (77).............  Dr. Utz has been a director of the Company since September 1994.  He is an emeritus consultant at Mayo Clinic.  Dr. Utz was Professor of Urology,
                                      Mayo Medical School, and a consultant in the Department of Urology from
                                      1957 to 1988.  He holds a M.D. degree from St. Louis University School of Medicine and a M.S. degree in Urology from the University of Minnesota.
                                      Dr. Utz has served in many medical and professional urological associations and received numerous prestigious awards in the field of urology.  He has authored over 145 publications and 28 abstracts and editorials.

     Meetings. The Board of Directors met 13 times during fiscal year 2001. Each current director who served as a director in fiscal 2001 attended at least seventy-five percent of the meetings of the Board of Directors and Board committees on which the director served, with the exception of Mr. LaViolette, who attended approximately seventy percent of the meetings.

     Board Committee Meetings. The Compensation Committee, which is currently comprised of Mr. Griffin and Ms. Foote, acts on behalf of the Board of Directors in developing the executive compensation policies and administering the compensation programs for the Company's executive officers. In addition, the Compensation Committee evaluates and acts upon the incentive compensation plans for the Company's employees; administers the Company's Stock Option Plan and other compensation plans approved by the Board of Directors and shareholders; and makes recommendations to the Board with respect to the compensation of Directors. The Compensation Committee met six times in fiscal 2001.

     The Audit Committee, which is currently comprised of Mr. Randall, Mr. Griffin and Ms. Foote, is responsible for recommending which firm to engage as the Company's independent auditors; reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company's independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company's financial statements. The Audit Committee met one time in fiscal 2001.

     The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year's Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

     Vote Required. Directors will be elected by a plurality of the votes cast at the Annual Meeting.



                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF THE NOMINEES

                    ---------------------------------------

Executive Officers of the Company

     The executive officers and other members of management of the Company are as follows:

Name                      Age                       Position
----                      ---                       --------
Michael M. Selzer, Jr.     49      President, Chief Executive Officer and Director

Christopher R. Geyen       30      Vice President, Chief Financial Officer, Secretary and Treasurer

Kirsten Doerfert           45      Vice President, Marketing

David A. Montecalvo        36      Vice President, Product Development and Operations

David J. Talen             40      Vice President, International

     The following is a brief summary of the business experience of the Company's executive officers and other members of management. Mr. Selzer's business experience is listed above under "Election of Directors."

     Mr. Geyen was promoted to Vice President and Chief Financial Officer in July 2000, and continues to serve as the Company's Secretary and Treasurer. He previously served as Vice President of Finance and Administration since May 1999 and Controller from September 1998 to May 1999. Prior to joining Urologix, Mr. Geyen served as Controller of Survivalink Corporation, a medical device manufacturer, from 1996 through 1998. From 1993 though 1996, Mr. Geyen was an auditor for Ernst and Young, LLP. Mr. Geyen is a Certified Public Accountant.

     Ms. Doerfert joined Urologix as Vice President, Marketing in November 1999. Prior to joining Urologix, Ms. Doerfert held the Director of Marketing, Urology position at Circon Corporation, the leading U.S. manufacturer of endoscopic instrumentation and video systems, from 1992 to 1999. Prior to Circon, Ms. Doerfert held various sales and marketing positions at Corometrics Medical Systems from 1983 to 1992.

     Mr. Montecalvo has served as Vice President, Product Development and Operations since February 2000. Prior to joining Urologix, Mr. Montecalvo was employed by Medtronic Inc. in global supply chain and operations leadership positions of the Neurological Division from 1997 to 2000. From 1986 to 1997, Mr. Montecalvo was employed by LecTec Corporation, a medical device company and held positions of Vice President of Operations and Director of Corporate Science and Technology. He holds an MBA from the University of St. Thomas, Saint Paul, Minnesota, and a B.S. in biomedical engineering from Case Western Reserve University, Cleveland, Ohio.

     Mr. Talen was promoted to Vice President, Urologix International in September 1999 after serving as Director of Global Marketing since February 1999 and in other increasing positions of responsibility since joining Urologix in September 1997. Before joining Urologix, Mr. Talen held marketing management positions with Integ, Inc. from 1994 to 1997, and SciMed Life Systems, Inc. from 1992 to 1994.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending June 30, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to Michael M. Selzer, Jr., the Company's President and Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company in office during fiscal year 2001, whose total cash compensation exceeded $100,000 during fiscal year 2001 (together with Mr. Selzer, the "Named Executive Officers") in all capacities in which they served:


                          Summary Compensation Table

                                                                                                Long-Term
                                               Annual Compensation (1)                     Compensation Awards
                                      -------------------------------------------------------------------------------
       Name and               Fiscal                                  Other Annual      Restricted    Securities Underlying
  Principal Position           Year       Salary     Bonus            Compensation     Stock Awards     Options (# Shares)
  ------------------           ----                                   ------------                      ------------------
Michael M. Selzer, Jr.         2001      $220,000   $86,900               ---                ---                50,000
 President and Chief           2000       217,692    63,773   (2)         ---                ---                 9,846
 Executive Officer             1999       100,000    37,200   (3)         ---           $109,375(4)            445,775

Ronald A. Blasewitz (5)        2001       210,000    58,065               ---                ---                10,000
 Senior Vice President and     2000(6)    130,769       ---           $19,362   (7)          ---               240,000
 Chief Operating Officer       1999           ---       ---               ---                ---                   ---

Christopher R. Geyen           2001       130,000    30,810               ---                ---                40,000
 Vice President, Chief         2000(6)    114,230    17,132   (8)         ---                ---                44,923
 Financial Officer,            1999           ---       ---               ---                ---                   ---
 Secretary and Treasurer

David J. Talen                 2001       120,000    18,960            51,014   (9)          ---                 5,000
 Vice President,               2000(6)    121,090    33,444             7,277   (9)          ---                35,000
 International                 1999           ---       ---               ---                ---                   ---

Kirsten Doerfert               2001       136,500    32,351               ---                ---                40,000
 Vice President,               2000(6)     85,000    14,034  (10)      10,000  (11)          ---                49,846
 Marketing                     1999           ---       ---               ---                ---                   ---

_____________________

(1) None of the Named Executive Officers received an aggregate amount of perquisites and other personal benefits exceeding $50,000 or 10% of the officer's total annual salary and bonus for the fiscal year.
(2) Mr. Selzer elected to receive $63,773 of his bonus in fiscal year 2000 in cash and converted $10,000 into options to purchase 9,846 shares of common stock. The options were granted after the conclusion of fiscal year 2000.
(3) Mr. Selzer elected to receive $37,200 of his bonus in fiscal year 1999 in cash and converted the remaining $37,200 into options to purchase 45,775 shares of common stock. The options were granted after the conclusion of fiscal 1999.
(4) Mr. Selzer received 25,000 shares of restricted stock in connection with his initial employment. The Company's common stock had a closing market price of $4.375 per share on the date of grant.
(5)  Mr. Blasewitz left employment with the Company in October 2001.
(6) Mr. Blasewitz and Ms. Doerfert joined the Company in November 1999. Mr. Geyen became an executive officer in May 1999, and Mr. Talen became an executive officer in September 1999.
(7) Mr. Blasewitz received a signing bonus of $19,362. Additionally as a signing bonus and in lieu of a bonus in fiscal 2000, Mr. Blasewitz was granted options to purchase 40,000 shares of common stock.
(8) Mr. Geyen elected to receive $17,132 of his bonus in fiscal year 2000 in cash and converted $5,000 into options to purchase 4,923 shares of common stock. The options were granted after the conclusion of fiscal year 2000.
(9)  Mr. Talen received $51,014 and $7,277 as a commission on sales.
(10) Ms. Doerfert elected to receive $14,034 of her bonus in fiscal year 2000 in cash and converted the remaining $10,000 into options to purchase 9,846 shares of common stock. The options were granted after the conclusion of fiscal 2000.
(11) Ms. Doerfert received a signing bonus of $10,000.

Option Grants

     The following table contains information concerning the grant of stock options under the Amended and Restated Urologix, Inc. 1991 Stock Option Plan to the Named Executive Officers during the fiscal year ended June 30, 2001:


                       Option Grants in Last Fiscal Year

                                Individual Grants
----------------------------------------------------------------------------------------------------------

                                            % of Total                                     Potential Realizable
                                              Options                                        Value at Assumed
                                            Granted to               Market                Annual Rates of Stock
                                             Employees   Exercise    Price                  Price Appreciation
                              Options        in Fiscal     Price    on Date    Expiration    For Option Term
                                                                                           ---------------------
Name                         Granted           Year      Per Share  of Grant     Date          5%         10%
----                         -------        ----------   ---------  --------  ----------   ---------    --------
Michael M. Selzer, Jr.       50,000           10.65%       $3.88     $3.88      7/5/10     $121,850     $308,790
                              9,846 (1)        2.10%        4.06      4.06      7/3/10       25,156       63,748

Ronald A. Blasewitz          10,000            2.13%        3.88      3.88      7/5/10       24,370       61,758

Christopher R. Geyen         40,000            8.52%        3.88      3.88      7/5/10       97,480      247,032
                              4,923 (1)        1.05%        4.06      4.06      7/3/10       12,578       31,874

David J. Talen                5,000            1.06%        3.88      3.88      7/5/10       12,185       30,879

Kirsten Doerfert             40,000            8.52%        3.88      3.88      7/5/10       97,480      247,032
                              9,846 (1)        2.10%        4.06      4.06      7/3/10       25,156       63,748

______________________________

(1) Although granted in fiscal year 2001, these options were granted pursuant to an election by the individuals to convert a portion of cash bonuses earned in fiscal year 2000 into options to purchase shares of Company stock. See "Summary Compensation Table" above.

Option Exercises and Year-End Values

       Stock options were exercised by the Named Executive Officers during the fiscal year ended June 30, 2001. The following table sets forth certain information regarding exercised and unexercised options held by each of the Named Executive Officers at the end of the fiscal year ended June 30, 2001.


              Aggregated Option Exercises in Last Fiscal Year and
                       Option Values at Fiscal Year End

-----------------------------------------------------------------------------------------------------------------
                                  Shares                      Number of Securities        Value of Unexercised
                               Acquired On      Value        Underlying Unexercised       In the Money-Options
                               Exercise (#)  Realized (1)   Options at June 30, 2001      At June 30, 2001 (2)
                               ------------  ------------  --------------------------  --------------------------
Name                                                       Exercisable  Unexercisable  Exercisable  Unexercisable
----                                                       -----------  -------------  -----------  -------------
Michael M. Selzer, Jr.               ---            ---      211,868       293,753      $3,121,399    $4,238,856
Ronald A. Blasewitz               15,000       $345,000      108,334       126,666       1,631,510     1,901,290
Christopher R. Geyen              15,000        352,976       20,234        69,689         279,941       997,078
David J. Talen                    16,978        388,747       14,790        33,232         217,969       497,356
Kirsten Doerfert                   2,500         43,438       24,012        63,334         353,645       928,610

___________________________
(1) Represents the difference between the fair market value of the shares on the date of exercise and the exercise price multiplied by the number of option shares exercised.
(2) Represents only options that were "in-the-money" on June 30, 2001. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at June 30, 2001 and the exercise price of the options, times the number of options outstanding. Fair market value was determined based on a per share price of $18.31, which is the last sale price for the Company's common stock on June 29, 2001, the last trading day in the Company's fiscal year.



Board Compensation Committee Report

       The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's compensation program with respect to the Company's executive officers. This report shall not be deemed incorporated by reference to any filing under the Securities Act of 1933 or to the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either Act.

       Compensation Philosophy.

       The compensation philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

       In establishing compensation for executive officers, the Company examines a variety of factors, including salaries for executives holding comparable positions in similarly situated companies, including companies in the medical device industry. The Company also seeks to establish an executive compensation program that provides incentives that will reward officers for pursuing the actions necessary to improve the Company's performance and increase long-term shareholder value.

       There are three elements to the Company's executive compensation program: base salary, cash bonuses and long-term stock-based incentives. The Company believes that there should be a strong relationship between executive compensation and achievement of corporate goals.

     Base Salary

     Executive base salaries have been based upon past performance, experience, responsibility and salary levels for persons holding similar positions in similarly situated companies.

     Cash Bonuses

     Bonuses are awarded to executive officers upon achievement of specific goals established at the beginning of the fiscal year.

     Stock Options

     Stock options are generally granted to executive officers in connection with their initial employment and periodically upon review of compensation levels, past performance and future potential. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholder's interest in enhancing shareholder value. Stock options have been awarded at an exercise price equal to the fair market on the date of grant and therefore have value only if the price of the Company's stock appreciates from the price on the date on which the stock options are granted. In this way, the Company's executive officers and shareholders benefit equally from such stock price appreciation. Stock options are awarded in a manner consistent with the Company's objective to provide a long-term equity interest in the Company and to provide an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, options generally vest over a four-year period.

     Stock Option Exchange Program

     To encourage stock ownership by executives and other employees, the Company offers a program that allows employees, including executives, to elect to receive stock options in lieu of some or all of the cash bonuses. Under the program, participants currently receive an option to purchase $4.00 of common stock at the market value for every $1.00 of compensation exchanged. Stock options granted to named executives under this program are disclosed in the "Summary Compensation Table."

     Chief Executive Officer Compensation

     On December 5, 1998, the Company entered into an employment agreement with Michael M. Selzer, Jr. under which Mr. Selzer agreed to serve as the Chief Executive Officer, President and a Director of the Company at a base salary of $200,000 per year, with salary increases subject to the discretion of the Company's Board of Directors. Mr. Selzer's current base salary under this Agreement is $253,000 per year. Mr. Selzer has a bonus target of 50% of his base salary based upon achievement of corporate goals. Mr. Selzer earned a bonus in the amount of $86,900 for fiscal 2001 based on achievement of specific goals established as part of the Company's 2001 Bonus Plan.

     The employment agreement is terminable at will by either the Company or Mr. Selzer. If his employment is terminated by the Company without Cause (as defined in the agreement), the Company will be obligated to pay Mr. Selzer's base salary for up to 12 months or until the date he secures other employment, whichever occurs first.

       Submitted by the Compensation Committee of the Board of Directors

                    Susan Bartlett Foote  Bobby I. Griffin

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. This report shall not be deemed incorporated by reference to any filing under the Securities Act of 1933 or to the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either Act.

     The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on September 8, 1999 a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards.

     The Audit Committee held one meeting during fiscal year 2001. The meeting was designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Arthur Andersen, LLP ("Arthur Andersen"). During the meeting, the Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Arthur Andersen also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Arthur Andersen also provided to the Audit Committee the written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Arthur Andersen.

     Based on the discussions with management and Arthur Andersen, the Audit Committee's review of the representations of management and the report of Arthur Andersen, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

Fees

     Audit Fees. The aggregate fees billed to the Company by Arthur Andersen for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2001 were $67,500.

     All Other Fees. Other than those fees listed above, the aggregate fees billed to the Company by Arthur Andersen for fiscal 2001 were $41,200. This figure includes $32,700 for audit-related services such as pension audits, statutory filings and accounting consultations, and $8,500 for all non-audit services such as tax-related services. The Audit Committee considered whether the provision of other non-audit services to the Company by Arthur Andersen is compatible with maintaining the principal accountant's independence and determined that the non-audit services performed by Arthur Andersen are not incompatible with maintaining Arthur Andersen's independence with respect to the Company. Arthur Anderson did not provide financial information technology services for the Company in fiscal year 2001.

     Submitted by the Audit Committee of the Company's Board of Directors

        Susan Bartlett Foote   Richard A. Randall     Bobby I. Griffin

Performance Graph

     The following graph compares the cumulative total shareholder return on the common stock of the Company from June 30, 1997 to June 30, 2001, with the cumulative total return of the Nasdaq Stock Market and the JP Morgan H & Q Healthcare (excluding biotechnology) Index over the same period (assuming the investment of $100 on June 30, 1996).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG UROLOGIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
       AND THE JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

                             [Graph Appears Here]

                                                                                    Cumulative Total Return
                                                                ------------------------------------------------------------
                                                                    6/96      6/97        6/98      6/99      6/00      6/01
UROLOGIX, INC.                                                     100.00    125.93       62.96     18.29     30.10    135.63
NASDAQ STOCK MARKET (U.S.)                                         100.00    121.60      160.06    230.22    340.39    184.52
JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY                 100.00    125.56      152.45    156.32    180.04    210.22

* $100 INVESTED ON 6/30/1996 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30

Compensation of Directors

     Under the current terms of the Company's 1991 Stock Option Plan, persons serving as non-employee directors at the date of the annual shareholder meeting automatically receive a grant to purchase 5,000 shares at a price equal to fair market value on the date of grant. This grant will be increased to 10,000 shares if Proposal Two to amend the Stock Option Plan is approved by the shareholders at the 2001 Annual Meeting. The options are immediately exercisable on the date of grant and expire ten years from the date of grant, subject to earlier termination one year after the person ceases to be a director of the Company. Each director is also reimbursed for expenses associated with attending Board of Directors meetings. Non-employee directors are also paid $1,000 per board meeting and $500 per committee meeting. Mr. Dann received a fee of $1,500 per month for his services as the Chairman of the Board, as well as the standard director fees paid to all directors during fiscal 2001.

Employment and Change In Control Arrangements

     Severance. In addition to the employment agreement with Mr. Selzer described above in the "Chief Executive Officer Compensation" section, the Company also has in place letter severance agreements with its other executive officers and key employees. Under the terms of their respective agreements, the Company has agreed that, if the employment of the executive officer or key employee is terminated without cause, the Company will pay the employee's salary for a period of six or twelve months or until such person has secured alternative employment, whichever occurs first.

     Change In Control. The Company has entered into change in control agreements with its executive officers providing for the preservation of any and all compensation and benefits to which the executive would be otherwise entitled in accordance with the terms of any employment, severance or change in control agreement or any employee benefit plan, program, policy or arrangement, whether written or oral. Pursuant to the agreement the executive shall, in consideration for a release of claims by the executive, receive a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. The agreement also provides for the assignment of inventions of the executive while employed by the Company and restricts the executive from disclosing trade secrets and confidential information. "Change in Control" means any of the following: (i) the acquisition of beneficial ownership by any person of 50% or more of the combined voting power of the Company's then-outstanding securities and is, as a result, required to file a Schedule 13D under the Exchange Act; (ii) the incumbent directors ceasing to constitute at least a majority of the Board of Directors of the Company; (iii) a sale, lease exchange or other transfer of all or substantially all of the Company's assets; and (iv) any other transaction that constitutes a change in control pursuant to
Section 5(c) of the Amended and Restated Urologix, Inc. 1991 Stock Option Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. During the fiscal year ended June 30, 2001, all reports required by insiders were filed in a timely manner.

                             CERTAIN TRANSACTIONS

     The Company has had a Consulting Agreement with Dr. David C. Utz, a director of the Company, since September 1, 1993. The agreement has a one-year term, which has been annually extended and is currently in effect through August 31, 2002. Dr. Utz provides consulting services to the Company in connection with the Medical Advisory Board, as well as general consultation in the Company's products and clinical evaluation of those products. In exchange for his services, Dr. Utz is paid $24,000 per year, and as of September 2001 had received non-qualified stock options to purchase an aggregate of 27,550 shares of the Company's common stock under the Consulting Agreement and as a Medical Advisory Board member.

     On October 1, 2000, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with EDAP TMS S.A., Technomed Medical Systems, S.A., and EDAP Technomed, Inc. (collectively, "EDAP") under which the Company acquired from EDAP the Prostatron product line and related technologies and paid to EDAP total cash consideration of $7,988,000 and issued 1,365,000 shares of Urologix common stock and a five-year warrant to purchase 327,466 shares of Urologix common stock at a price of $7.725 per share. In June 2001, the Company received cash proceeds of $2.5 million through the exercise of the warrant by EDAP.

     In connection with the Asset Purchase Agreement, the Company agreed to nominate and solicit proxies of the Urologix shareholders for the election of one candidate submitted by EDAP as a member of the Company's Board of Directors so long as EDAP is the owner of at least eight percent (8%) of the total number of then-outstanding shares of Urologix. EDAP currently owns 9.9% of the outstanding common stock of the Company. Eric Simon, the Chief Executive Officer of EDAP TMS S.A., was nominated by the Board of Directors and elected by the Company's shareholders at the 2000 Annual Meeting of Shareholders of Urologix to serve a three-year term on the Company's Board of Directors.


                                 PROPOSAL TWO

             APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND
                        RESTATED 1991 STOCK OPTION PLAN

General Information

     On August 1, 1991, the Company's Board of Directors adopted the Urologix, Inc. 1991 Stock Plan (the "Stock Plan"). The purpose of the Stock Plan is to attract and retain executives and other key employees, directors and consultants, as well as to reward such persons who contribute to the achievement of the Company's success, by giving them a proprietary interest in the Company. The Stock Plan authorizes the granting of stock options, stock appreciation rights ("SARs"), restricted stock and deferred stock awards.

Amendment to the Stock Plan

     The Company is submitting for shareholder approval an amendment to the Stock Plan to increase the number of shares of common stock reserved for issuance under the Stock Plan from 2,950,910 shares to 3,450,910 shares, to increase the number of options granted to non-employee directors from 5,000 shares to 10,000 shares, and to extend the term of the plan until August 1, 2011.

     The Stock Plan currently authorizes the issuance of shares of common stock pursuant to awards granted under the Stock Plan. The Board of Directors has amended the Stock Plan, subject to shareholder approval, to increase the total number of shares available under the Stock Plan to 3,450,910 shares. There were outstanding on August 31, 2001 options to purchase 1,444,668 shares under the Stock Plan and 1,255,509 shares had been purchased through exercise of options granted under the Stock Plan. No SARs, restricted stock awards or deferred stock awards have been made under the Plan. The Board of Directors has deemed it prudent to increase the shares available for grants under the Stock Plan to facilitate future awards under the Stock Plan.

     In addition, the Stock Plan currently provides for an annual grant of 5,000 shares to non-employee directors as compensation for their respective service on the Company's Board of Directors. The Board of Directors has deemed it prudent to increase such compensation from 5,000 to 10,000 shares in order to facilitate the Company's goal of attracting and retaining qualified and experienced directors to provide guidance for the successful operation of the Company.

     Finally, the Stock Plan is currently set to expire on August 1, 2004. The Board of Directors has deemed it prudent to extend the term of the Plan to August 1, 2011 in order to continue to facilitate the Company's goal of attracting and retaining executives and other key employees, directors and consultants, as well as to reward such persons who contribute to the Company's success.

     The Stock Plan is summarized below:

     Eligibility. Officers, other key employees of the Company and any subsidiaries, members of the Board of Directors and consultants are eligible to be granted stock options, SARs, restricted stock or deferred stock under the Stock Plan. Currently, approximately 85 employees, 7 non-employee directors and 9 consultants are eligible to participate in the Stock Plan. The Board of Directors, or the Committee, selects optionees and participants and determines the number of shares, the price, the term and the vesting provisions for each award.

     Stock Options. The Stock Plan permits the granting of two types of options: (i) Incentive Stock Options that are intended to qualify under Section 422 of the Internal Revenue Code, and (ii) Non-Qualified Stock Options. No Incentive Stock Option may be granted under the Stock Plan after August 1, 2004. This date will be extended to August 1, 2011 if Proposal Two to amend the Stock Plan is approved by the shareholders at the 2001 Annual Meeting. The option price of an Incentive Stock Option may not be less than 100% of the fair market value of the Company's common stock on the date of grant, and the exercise price of a Non-Qualified Option may not be less than 85% of the fair market value on the date of grant. If an employee owns more than 10% of the combined voting power of the Company's outstanding voting stock, the option price of an Incentive Stock Option shall be no less than 110% of the fair market value on the date of grant. The closing price of the Company's common stock on the Nasdaq National Market on June 29, 2001 was $18.31.

     The term of each option is established by the Committee, but shall not exceed 10 years (five years in the event of an optionee who owns more than 10% of the combined voting power of the Company's outstanding voting stock). Each option will become exercisable at such time and on such conditions as determined by the Committee. Each member of the Board of Directors who is not an employee of the Company at the date of the annual shareholder meeting automatically receives a grant to purchase 5,000 shares at a price equal to fair market value on the date of grant. The options are immediately exercisable on the date of grant and expire ten years from the date of grant, subject to earlier termination one year after the person ceases to be a director of the Company.

     Stock Appreciation Rights. A stock appreciation right ("SAR") is a right given to a person in conjunction with a stock option. The SAR enables the option holder to elect to receive the difference between the option exercise price and the market price of the stock in cash or stock, or a combination of both. The option holder surrenders the option to the Company and receives the "gain" in cash or stock. As of the date of this Proxy, no SARs have been granted under the Stock Plan.

     Restricted Stock. The Board of Directors (or the Committee) may issue shares of restricted stock to participants in the Stock Plan which are conditioned upon the achievement of specified performance goals. The recipient of an award of restricted stock has no rights with respect to the stock unless and until the recipient has achieved those goals.

     Deferred Stock. Similar to restricted stock, deferred stock awards may be issued under the Stock Plan which are conditioned upon the attainment of specified performance goals. The provisions of deferred stock awards and restricted stock awards need not be the same with respect to each recipient. As of the date of this Proxy, no deferred stock has been issued under the Stock Plan.

Federal Income Tax Consequences

     An optionee will not realize taxable income upon either the granting or exercise of an Incentive Stock Option. However, upon exercise of the Incentive Stock Option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     An optionee also will not realize taxable compensation income upon the grant of a Non-Qualified Stock Option. When an optionee exercises a Non-Qualified Stock Option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

     The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a "substantial risk of forfeiture," as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under
Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

Registration with SEC

     The Company has filed Registration Statements covering the offering of the shares under the Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Two is adopted, the Company intends to file a similar Registration Statement covering the 500,000 additional shares available for issuance under the Stock Plan.

Vote Required

     Shareholder approval of the amendment to the Stock Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares of common stock present and entitled to vote on the amendment to the Stock Plan at the Annual Meeting, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
          THE APPROVAL OF THE AMENDMENT AS SET FORTH IN PROPOSAL TWO.
                    _______________________________________


                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Urologix, Inc. 2002 Annual Meeting of Shareholders is expected to be held on or about November 13, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about October 9, 2002. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before June 12, 2002.

     Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     Director Nominations. The Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                 ANNUAL REPORT

     An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended June 30, 2001 accompanies this Notice of Annual Meeting and proxy solicitation material.

     The accounting firm of Arthur Andersen, LLP has served as independent public accountants for the Company for the year ended June 30, 2001. The Company has selected Arthur Andersen, LLP to serve as independent public accountants for the Company for the fiscal year ended June 30, 2002. The Company expects that a representative from Arthur Andersen, LLP will attend the Annual Meeting and be available to respond to appropriate shareholder questions.


                                    GENERAL

     Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission, by writing to:
Urologix, Inc., 14405 21st Avenue North, Minneapolis, Minnesota 55447,
Attention: Christopher R. Geyen, or by calling the Company at (763) 475-1400.


                                    By the Order of the Board of Directors

                                    /s/ Christopher R. Geyen

                                    Christopher R. Geyen, Secretary

                                                                      APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER


I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     . Review and appraise the audit efforts of the Corporation's independent accountants and management.

     . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least once annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should have a discussion with management quarterly to review the Corporation's financials consistent with Section IV Paragraph 4 below.


IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

                           Documents/Reports Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3.   Review the regular internal reports prepared by management.

     4. Review with financial management the Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

                            Independent Accountants

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                         Financial Reporting Processes

     8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

     9. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

                             Process Improvements

     11. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

                         Ethical and Legal Compliance

     14. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     15. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                 UROLOGIX, INC.
                        14405 Twenty-First Avenue North
                          Minneapolis, Minnesota 55447

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       For Annual Meeting of Shareholders
                                November 6, 2001

                      Radisson Hotel and Conference Center
                               3131 Campus Drive
                               Plymouth, MN 55441
                              3:30 p.m. local time

--------------------------------------------------------------------------------

                                 UROLOGIX, INC.
                NOVEMBER 6, 2001 ANNUAL MEETING OF SHAREHOLDERS

  This Proxy is solicited on behalf of the Board of Directors of the Company.

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated October 4, 2001, hereby appoints Christopher R. Geyen or Todd Paulsen, or either of them, proxies (each with full power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote in their discretion cumulatively, all shares of Common Stock of Urologix, Inc. held of record in the name of the undersigned at the close of business on September 28, 2001, at the Annual Meeting of Shareholders to be held on November 6, 2001, or at any adjournment or adjournments, hereby revoking all former proxies.

  Please mark this proxy as indicated on the reverse side to vote on any item.

                  (Continued and to be signed on other side.)

                      \|/      Please detach here       \|/
 _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


The Board of Directors Recommends a Vote "FOR" All of the Following Proposals:

1.   ELECTION OF DIRECTORS:
                                    [_]  Vote FOR         [_]  Vote WITHHELD
     01 Bobby I. Griffin                 all nominees          from all nominees
     02 Michael M. Selzer, Jr.

(INSTRUCTION:  To withhold authority          ---------------------------------
to vote for an individual nominee,           |                                 |
write the number(s) of the nominee(s)         ---------------------------------
in the box provided to the right.)

2. PROPOSAL TO APPROVE AMENDMENT OF THE UROLOGIX, INC. AMENDED AND RESTATED 1991 STOCK OPTION PLAN.

                    [_] FOR       [_] AGAINST       [_] ABSTAIN

3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, AND "FOR" PROPOSAL NUMBER (2) AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change?  Mark Box  [_]    Indicate changes below:



   Date_________________________, 2001

 ---------------------------------
|                                 |
 ---------------------------------

Signature(s) in Box
PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.